UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2002

NEWPORT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-1649	94-0849175
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 863-3144

Item 7.    Exhibits.

Exhibit No.	Description
99.1	Revised Financial and Business Information Regarding the Registrant.

Item 9. Regulation FD Disclosure.

On October 18, 2002, Newport Corporation, a Nevada corporation (the “Registrant”), made available the following revised unaudited financial and business information regarding the Registrant for the six quarters through June 30, 2002:

1.    Consolidated statement of operations;
2.    Consolidated balance sheets;
3.    Sales and orders by market segment; and
4.    Business segment information.

On August 20, 2002, the Registrant announced a reorganization of its operating segments and the planned divestiture of its operations in Plymouth, Minnesota, along with other cost cutting initiatives. As a result of the reorganization, the Registrant now operates in two market-focused business segments: Advanced Packaging and Automation Systems and Industrial and Scientific Technologies. In connection with the reorganization, the Registrant also revised the manner in which it measures its segment operating income. Operating income reported for each individual business segment now includes only the costs that are directly attributable to the operations of that segment, and excludes corporate expenses, interest expense, income taxes, restructuring and other non-recurring charges. In addition, in accordance with generally accepted accounting principles, the Plymouth operations now represent a discontinued operation, which requires the Registrant to revise its previously issued financial statements to remove all previously reported operating results for Plymouth from the Registrant’s continuing operations.

The information disclosed has been revised to reflect the impact of the reorganization of the Registrant’s operating segments, the change in the manner in which it measures segment operating income, and the discontinuation of the Registrant’s Plymouth, Minnesota operations.

The information disclosed by the Registrant is attached to this report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPORT CORPORATION

October 18, 2002	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Revised Financial and Business Information Regarding the Registrant.

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